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                                  EXHIBIT 4.2

                                RESTATED BYLAWS
                                       OF
                              EXCO RESOURCES, INC.
                       (F/K/A MINERAL DEVELOPMENT, INC.)


                                  ARTICLE ONE

                            TITLE AND EFFECTIVE DATE

         Section 1.01 - Title. These Restated Bylaws shall be known as the Bylaws of EXCO Resources, Inc. (f/k/a Mineral Development, Inc.) and shall, as of the date set forth in Section 1.02 hereof, supersede any Bylaws previously in effect for EXCO Resources, Inc. (hereinafter referred to as the "Corporation").

         Section 1.02 - Effective Date. These Restated Bylaws are effective as of the 11th day of September, 1996.


                                  ARTICLE TWO

                                    OFFICES

         Section 2.01 - Principal Office. The principal office of the Corporation shall be in the City of Dallas, County of Dallas, State of Texas. The principal office of the Corporation shall be the registered office of the Corporation in the State of Texas.

         Section 2.02 - Other Offices. The Corporation may also have offices at such other places as the Board of Directors may from time to time appoint, or as the business of the Corporation may require.


                                 ARTICLE THREE

                            MEETINGS OF SHAREHOLDERS

         Section 3.01 - Place. All meetings of shareholders shall be held at the principal office of the Corporation or in such other place as the Board of Directors shall designate from time to time.

         Section 3.02 - Time of Annual Meeting. The annual meeting of shareholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.



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         Section 3.03 - Special Meetings. Special meetings of the shareholders may be called by the President, the Board of Directors or by the holders of not less than one-tenth of all the shares entitled to vote at the meeting so called. No question may be voted upon at a special meeting of the shareholders unless the notice of such meeting states that one of the purposes of such meeting will be to act upon such question or such meeting is attended by all of the shareholders entitled to vote upon such question and all of the shareholders vote that such question may then be voted upon at such meeting.

         Section 3.04 - Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the meeting, either personally or by mail, by, or at the direction of, the President, the Secretary or the officer or person or persons calling the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation with postage thereon prepaid.

         Section 3.05 - Fixing Recording Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more then fifty (50) nor less than ten (10) days before the date of such meeting, shall not be more than fifty (50) days prior to any other action, for the determination of the shareholders entitled to notice of, and to vote at, any such meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. If the Board of Directors fix, in advance, a record date as herein provided, then, in such case, such shareholders, and only such shareholders, as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, any such meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date is fixed as aforesaid.

         Section 3.06 - Voting List. The officer or agent having charge of the Corporation's stock transfer books shall make, on the record date established pursuant to Section 3.05 hereof, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the last known address of and the number of shares held by each, which list shall be kept on file at all times prior to such meeting at the principal office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting. The original stock transfer books shall be prima facie evidence as to who are the


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shareholders entitled to examine such list or transfer books and to vote at any meeting of shareholders.

         Section 3.07 - Quorum. The holders of a majority of the shares entitled to vote, represented in person or by valid proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall constitute the act of the shareholders, unless the vote of a greater number is required by law.

         Section 3.08 - Voting of Shares.

                  (a) Each outstanding share of the Corporation shall be entitled to one vote on each matter submitted to a vote of a meeting of shareholders.

                  (b) Treasury shares, shares of the Corporation's own stock owned by another Corporation, the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's own stock held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding share at any given time.

                  (c) A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

                  (d) At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Shareholders may not cumulate their votes by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal.

                  (e) Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may authorize or, in the absence of such authorization, as the board of directors of such corporation may determine.

                  (f) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as trustee.


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                  (g) Shares standing in the name of a receiver may be voted by such receiver, and shares held by and under the control of a receiver may be voted by such receiver without the transfer hereof into his name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

                  (h) A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.


                                  ARTICLE FOUR

                                   DIRECTORS

         Section 4.01 - Management. The business and affairs of the Corporation shall be managed by the Board of Directors.

         Section 4.02 - Number. The number of directors which shall constitute the whole board shall from time to time be fixed and determined by resolution adopted by the board of directors. The number to be elected at any meeting of the shareholders shall be set forth in the notice of any meeting of shareholders held for such. A director need not be a shareholder of the Corporation in order to be elected to the office of director.

         Section 4.03 - Election. At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next succeeding annual meeting.

         Section 4.04 - Term of Office. Unless removed in accordance with these bylaws, each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

         Section 4.05 - Removal. Any director may be removed from his position as director, either with or without cause, a purpose.

         Section 4.06 - Qualifications t any special meeting of shareholders if notice of intention to act upon the question of removing such director shall have been stated as a purpose for the calling of such meeting.

         Section 4.07 - Vacancy. A particular directorship shall be considered to be vacant upon the happening of any one of the following events:

                  (1) Death of the person holding such directorship;

                  (2) Resignation of the person holding such directorship; or



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                  (3) Removal of a director at a special shareholders' meeting as provided in Section 4.06 hereof.

         Section 4.08 - Filling of Vacancy. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

         Section 4.09 - Election of New Directorship. In the event of the creation of one or more new directorships in accordance with Section 4.02 hereof, then any directorship to be filled by reason of such increase in the number of directors may be filled by election at an annual meeting or special meeting of the shareholders called for that purpose or may be filled by the Board of Directors for a term continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may be fill more than two such directorships during the period between any two successive annual meetings of shareholders.

         Section 4.10 - Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by law or these Bylaws.

         Section 4.11 - Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an Executive Committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in reference to amending the Articles of Incorporation, approving a plan of merger or consolidation, recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, amending, altering or repealing the Bylaws of the Corporation or adopting new Bylaws for the Corporation, filling vacancies in the Board of Directors or such committee, electing or removing officers or members of any such committee, fixing the compensation of any member of such committee, or altering or repealing any resolution of the Board of Directors which by its terms provides that it shall not be so amendable or repealable; and, unless such resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of shares of the Corporation. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Any committee so established by the Board of Directors shall be comprised of not less than two (2) Directors. Regular minutes shall be kept of the proceedings of any committee and a report thereof shall be delivered to the Board of Directors of the Corporation when required.



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         Section 4.12 - Regular Meetings. A regular meeting of the Board of
Directors shall be held without other notice than these Bylaws immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

         Section 4.13 - Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. Notice of the call of a special meeting shall be in writing and delivered for transmission to each of the directors not later than the third day immediately preceding the day for which such meeting is called. Notice of any special meeting may be waived in writing signed by the person or persons entitled to such notice; such waiver may be executed at any time before or after the time herein specified for the giving of such notice but not later than the time specified in such notice for the holding of such special meeting. Attendance of a director at a special meeting shall constitute a waiver of notice of such special meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business or the meeting is not lawfully called or convened.

         Section 4.14 - Place of Meetings. Unless otherwise authorized by these Bylaws, all meetings of the Board of Directors shall be held at the principal office of the Corporation; provided, however, this provision of these Bylaws may be waived as to any particular meeting by written waiver signed by all of the directors before the holding of such meeting, and this provision shall be considered as waived as to any particular meeting by the attendance of all of the Directors at such meeting without objection by any one of them at the time of convening of such meeting that such meeting is not being convened and held at the principal office of the Corporation.

         Section 4.15 - Conference Telephone Meeting. Subject to the provisions herein concerning notice of meetings, members of the Board of Directors or members of any committee designated by the Board may participate in and hold any regular or special meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person thereat, expect where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4.16 - Actions Without a Meeting of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors or the Executive Committee, may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the members of the Board of Directors or Executive Committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

         Section 4.17 - Compensation. By resolution of the Board of Directors, the directors may be paid their expenses, if any, of attendance of each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors. No such payment, however, shall preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor.


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                                  ARTICLE FIVE

                                    OFFICERS

         Section 5.01 - Number. The officers of the Corporation shall be a Chairman, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, a Secretary and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person, except that the President and Secretary shall not be the same person. In the event there are two or more Vice Presidents, the Board of Directors may designate one of such Vice Presidents the Executive Vice President.

         Section 5.02 - Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders or as soon thereafter as conveniently as vacancies may be filled. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner herein provided.

         Section 5.03 - Removal. Any officer or agent or member of the Executive Committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 5.04 - Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5.05 - President. The President shall be the principal operating officer of the Corporation and shall, in general, supervise all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors upon the request of the Chief Executive Officer. He shall sign or execute, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, pledges, leases, assignments, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.

         Section 5.06 - Executive Vice President. In the event the Board of Directors shall designate one of the Vice Presidents of the Corporation as Executive Vice President, as authorized in Section 5.01, such Executive Vice President shall, in the absence of the President, or in the event of his inability or refusal to act, perform the duties of the President, and when so acting, shall have all the power of and be subject to all the restrictions upon the President.



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         Section 5.07 - Vice President. In the absence of the President and the
Executive Vice President (if any has been designated by the Board of Directors), any Vice President may perform the duties of the President, and when so acting, shall have all of the powers of and be subject to all of the restrictions placed upon the President, and the Vice President shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President, the Executive Vice President or by the Board of Directors.

         Section 5.08 - The Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected by the Board of Directors; and, in general, perform all the duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

         Section 5.09 - The Secretary.  The Secretary shall:

                  (a) be responsible for the recordation and keeping of the minutes of the shareholders' and the Board of Directors' meetings in one or more books provided for that purpose;

                  (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

                  (c) be custodian of the Corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed in accordance with the provisions of these Bylaws;

                  (d) keep a register of the post office address of each shareholder;

                  (e) sign or execute with the President certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors, and any and all deeds, mortgages, pledges, security agreements, leases, assignments, bonds, contracts or other instruments which the Board of Directors has authorized to be executed;

                  (f) have general charge of the stock transfer books of the Corporation; and

                  (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Chief Executive Officer, the President or by the Board of Directors.

         Section 5.10 - Assistant Treasurers or Assistant Secretaries. The Assistant Secretaries are thereunto authorized by the Board of Directors to sign or execute with the President or Chief Executive Officer certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors, and any and all deeds, mortgages, pledges,


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security agreements, leases, assignments, contracts or other instruments which the Board of Directors has authorized to be executed. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer, the President or the Board of Directors.

         Section 5.11 - Salaries. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

         Section 5.12 - Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and shall control all of the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors. He shall sign or execute, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, pledges, leases, assignments, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.


                                  ARTICLE SIX

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 6.01 - Indemnification. This Corporation shall indemnify each of its directors or officers or its former directors and officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and reasonably incurred by him in connection with the defense of any action, suit or proceeding, civil or criminal, in which he is made a party by reason of being or having been such director or officer, except in relation to matters as to which he shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty to such corporation. Negligence or misconduct for this purpose shall be deemed to include willful misfeasance, bad faith, gross negligence or the reckless disregard of the duties involved in the conduct of his office. A conviction of judgment (whether based on a plea of guilty or nolo contendere or its equivalent, or after trial) in a criminal action, suit or proceeding shall not be deemed an adjudication of liability for negligence or misconduct in the performance of duty to the Corporation if the director, officer or other person acted in good faith in what he considered to be the best interests of the Corporation and without reasonable cause to believe that the action upon which the judgment of conviction is predicated was illegal. In the absence of an adjudication which expressly absolves the director, officer or other person of liability to the Corporation or its shareholders for negligence and misconduct within the meaning thereof, as used herein, or in the event of a settlement the right to indemnification of each director, officer or other person shall be conditioned upon the prior determination by a resolution adopted by two-thirds (2/3) of those members of the Board of Directors who are not involved in the action, suit or proceeding that the director or officer has no liability by reason of


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negligence or misconduct, within the meaning thereof used herein, or, in the alternative, if a majority of the Board of Directors are involved in the action, suit or proceedings, such determination shall have been made by independent counsel. The right to indemnification provided for herein shall extend and include the heirs, personal representatives, executors and administrators of any deceased officer, director or other person described above.

         Section 6.02 - Indemnification in Securities Matters. In the event that a claim for indemnification under the provisions of Section 6.01 hereof is made for liabilities arising under the Securities Act of 1933, as amended and supplemented, the indemnification shall not be made or allowed unless:

                  (1) the claim for indemnification under the circumstances is predicated upon the prior successful defense by the applicant of any action, suit or proceeding,

                  (2) the Board of Directors receives an opinion of counsel of the Corporation to the effect that it has been settled by controlling precedent that indemnification under the circumstances is not against public policy as expressed in said Act, or

                  (3) a court of appropriate jurisdiction finally adjudicates in an action, suit or proceeding in which the issue is submitted to the court by the Corporation prior to allowance of the claim that indemnification under the circumstances is not contrary to the public policy expressed in said Act.

         Section 6.03 - Types of Actions. The provisions of Sections 6.01 and
6.02 hereof shall apply to any action, suit or proceeding by or in the right of the Corporation, as well as to other actions, suits or proceedings, whatsoever the nature thereof or the claim or cause of action asserted therein.

         Section 6.04 - Other Rights. The right of indemnification provided for in Sections 6.01 and 6.02 hereof shall be in amplification, and not in limitation, of any other right, relief or remedy to which the directors, officers and other persons referred to therein may be entitled according to law.

         Section 6.05 - Reliance upon Counsel; Corporate Records. Every officer, director or member of any committee appointed by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the opinion of counsel of the Corporation and upon the books of account or reports made to the Corporation by any of its officials, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors, or by such committee, or in relying in good faith upon other records of the Corporation.


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                                 ARTICLE SEVEN

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 7.01 - Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 7.02 - Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         Section 7.03 - Checks, Drafts, etc.. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 7.04 - Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, money market funds, other depositories, certificates of deposit, negotiable instruments or securities as the Board of Directors may select.


                                 ARTICLE EIGHT

                            CERTIFICATES FOR SHARES

         Section 8.01 - Certificates of Shares. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 8.02 - Transfer of Shares. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate of such shares. The person in


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whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.


                                  ARTICLE NINE

                               GENERAL PROVISIONS

         Section 9.01 - Fiscal Year. The fiscal year of the Corporation shall begin each year on January 1st and end on the next succeeding December 31.

         Section 9.02 - Amendment of Bylaws. The power to alter, amend or repeal the Bylaws or adopt new Bylaws, subject to repeal or change by action of the shareholders, shall be vested in the Board of Directors. The Bylaws of this Corporation may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.

         Section 9.03 - Seal. The seal of the Corporation, if any, shall be a circular disc which shall contain the name of the Corporation and its state of incorporation. Notwithstanding any provision of these Bylaws, the Board of Directors may discontinue or abolish the seal, and the absence of the Corporation's seal or a facsimile thereof on any document or instrument executed or issued by the Corporation shall not impair the validity thereof.

         Section 9.04 - Powers of the Corporation and the Board of Directors. The Corporation and its Board of Directors shall enjoy all powers and authority as may be respectively conferred upon them pursuant to the Texas Business Corporation Act and as is not expressly denied them by these Bylaws, the Articles of Incorporation, or applicable law.



RESTATED BYLAWS OF EXCO RESOURCES, INC. - PAGE 12